Schumacher & Associates, Inc.

Certified Public Accountants

7931 S. Broadway, #314

Littleton, CO 80122

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 30, 2010 relating to the financial statements of Muscle Pharm, LLC as of and for the year ended December 31, 2009 and the period from April 22, 2008 (inception) to December 31, 2008, included herein on the registration statement of MusclePharm Corporation on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Schumacher & Associates, Inc.

Schumacher & Associates, Inc.

Littleton, Colorado

February 14, 2012